SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) AUGUST 11, 1997

                            MARK IV INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

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   Delaware                            1-8862               23-1733979
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 (State or other jurisdiction      (Commission File       (IRS Employer ID
     of incorporation)                  Number)              Number)
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501 JOHN JAMES AUDUBON PARKWAY, P.O. BOX 810, AMHERST, NEW YORK, 14266-0810
(Address of principal executive offices)                         (Zip Code)


Registrant's Telephone Number,  including area code:         (716)-689-4972

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(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On August 11, 1997, the Registrant completed the sale of $250 million principal amount of its 7-1/2% Senior Subordinated Notes due 2007 (the "Notes") in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 144A thereunder, at a purchase price of 99.471% of the face amount thereof. A portion of the net proceeds from the sale of the Notes was used to repay approximately $140,000,000 of Senior Indebtedness outstanding at June 30, 1997 under the Registrant's Credit Agreement and domestic notes payable. The balance of the net proceeds from the sale of the Notes was added to working capital and will be used for general corporate purposes. The Notes bear interest at the rate of 7-1/2% per annum, payable semi-annually, and will mature on September 1, 2007. The Notes are not subject to redemption prior to their stated maturity. The Notes are general unsecured obligations of the Registrant and are subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Registrant and are senior in right of payment to, or PARI PASSU in right of payment with, any existing and future Senior Subordinated Indebtedness (as defined) of the Company. The Notes rank PARI PASSU in right of payment to the Registrant's outstanding 8-3/4% and 7-3/4% Senior Subordinated Notes due April 1, 2003 and April 1, 2006, respectively. Pursuant to a registration rights agreement relating to the Notes, the Registrant has agreed to make an offer to exchange the Notes (the "Exchange Offer") for a new issue of debt securities registered under the Act with terms substantially identical to those of the Notes. The Registrant will become obligated to pay specified amounts of additional interest to holders of the Notes if the Exchange Offer is not filed, commenced or consummated by specified dates.

     The foregoing summary of the terms of the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Notes and the Indenture, dated August 11, 1997, between the Registrant and Marine Midland Bank, as Trustee, pursuant to which the Notes were issued, a copy of which (with the form of Note certificate) is filed as
Exhibit 4.1 to this Current Report.

     Pursuant to Rule 135c under the Act, a copy of the press release issued by the Registrant on August 6, 1997 relating to the offering and sale of the Notes is filed as Exhibit 99.1, to this Current Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired. - Not applicable.

     (b) Pro Forma Financial Information. - Not applicable.

     (c) Exhibits.

         4.1 Indenture dated as of August 11, 1997, between Mark IV Industries, Inc., as issuer, and Marine Midland Bank, as trustee, relating to the 7-1/2% Senior
                  Subordinated Notes due 2007.

         99.1 Copy of press release, dated August 6, 1997, issued by the Registrant with respect to the sale of the Notes.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      MARK IV INDUSTRIES, INC.


                                      By: /S/ RICHARD L. GRENOLDS
                                         Name:   Richard L. Grenolds
                                         Title:  Vice President and
                                                 Chief Accounting Officer


Dated:  August 25, 1997